SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                   Consolidated Freightways Corporation
          (Exact name of registrant as specified in its charter)


            Delaware                                        77-0425334
    (State of Incorporation)                             (I.R.S. Employer
                                                         Identification No.)


                            175 Linfield Drive
                       Menlo Park, California  94025
                 (Address of principal executive offices)


                        CF AirFreight Savings Plan
                         (Full title of the plan)

                         Stephen D. Richards, Esq.
                   Consolidated Freightways Corporation
                            175 Linfield Drive
                       Menlo Park, California  94025
                              (650) 326-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
  Title of     Amount to      Maximum        Maximum       Amount of
 Securities        be         Offering      Aggregate     Registration
    to be      Registered    Price Per       Offering       Fee (2)
 Registered                  Share (1)      Price (1)
Common  Stock
(par    value   100,000      $4.5625       $456,250.00       $120.45
   $0.01)


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the CF AirFreight Savings Plan, the employee benefit plan described herein (the "Plan").

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The price per share and aggregate offering price for the shares registered hereunder are based upon the average of the high and low sale prices of the Registrant's Common Stock on July 26, 2000, as reported on The Nasdaq National Market's website for its issues.

(2)  The registration fee has been calculated pursuant to Section 6(b) of
     the Securities Act as follows:   the Proposed Maximum Aggregate Offering
     Price of the shares registered multiplied by 0.000264.

       Part II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Consolidated Freightways
Corporation (the "Company") with the Securities and Exchange
Commission are incorporated by reference into this Registration
Statement:

     (a)  The Company's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in (a) above.

(c) The description of the Company's Common Stock which is contained in Form 10-12G/A filed under the Exchange Act as of November 7, 1996, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


Item 4.  DESCRIPTION OF SECURITIES

     Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Stephen D. Richards, Senior Vice President and General Counsel of the Company, is providing the required opinion regarding the legality of the securities being registered (see Exhibit 5.1 to this Registration Statement). Mr. Richards owns 129,678 shares of the Company's common stock and options to purchase an additional 97,000 shares of the Company's common stock. Mr. Richards is not eligible to receive awards under or otherwise participate in the Plan.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined.

Indemnification and Insurance

The Company's Certificate of Incorporation, as amended, and Bylaws, as amended, provide that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made by a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company has obtained an insurance policy that insures its directors and officers against certain liabilities.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


Item 8.  EXHIBITS

Exhibit
Number

4.1  Amended  and  Restated Certificate of Incorporation  of  the
       Company. (1)

4.2  Amended and Restated Bylaws of the Company. (2)

4.3  CF AirFreight Savings Plan (draft).

5.1  Opinion of Counsel of Consolidated Freightways Corporation.

23.1 Consent of Arthur Andersen LLP, independent public accountants.

23.2 Consent of Counsel for Consolidated Freightways Corporation
       (included in Exhibit 5.1).

24.1 Powers of Attorney.

(1) Document incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 dated November 26, 1996, File No. 333-16851.

(2) Document incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended
  December 31, 1998.

The Registrant will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


Item 9.  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on July 28, 2000.


                                CONSOLIDATED FREIGHTWAYS CORPORATION



                                   By   /s/ Stephen D. Richards
                                        Stephen D. Richards
                                        Senior   Vice  President   and
                                         General Counsel



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 28, 2000, by the following persons in the capacities indicated below.


                                   Signature
                                     Title




                              /s/ Patrick H. Blake
                                  Patrick H. Blake
                                  Chief Executive Officer, President,
                                   and Director
                                  (Principal Executive Officer)



                              /s/ Robert E. Wrightson
                                  Robert E. Wrightson
                                   Senior Vice Wrightson President and
                                   Chief Financial Officer
                                   (Principal Financial Officer and
                                    Principal Accounting Officer)



                           * /s/ William D. Walsh
                                 William D. Walsh
                                 Chairman of the Board



                           *  /s/ G. Robert Evans
                                  G. Robert Evans
                                  Director





                           *  /s/ Paul B. Guenther
                                  Paul B. Guenther
                                  Director



                           *  /s/ Robert W. Hatch
                                  Robert W. Hatch
                                  Director



                           *  /s/ John M. Lillie
                                  John M. Lillie
                                  Director



                           *  /s/ James B. Malloy
                                  James B. Malloy
                                  Director



                           *  /s/ Raymond F. O'Brien
                                  Raymond F. O'Brien
                                  Director




                    * By      /s/ Stephen D. Richards
                                  Stephen D. Richards
                                  Attorney-in-fact


      The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the members of the Administrative Committee of the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates indicated below, in the City of Menlo Park, State of California (by Mr. Bolio), and in the City of Portland, State of Oregon (by Mr. Morgan).


CF AIRFREIGHT SAVINGS PLAN
ADMINISTRATIVE COMMITTEE



     /s/ Wayne M. Bolio                           July 28, 2000
         Wayne M. Bolio, Member


     /s/ Kerry Morgan                             July 28, 2000
         Kerry Morgan, Member

                               EXHIBIT INDEX


Exhibit
Number           Description




4.1  Amended  and  Restated Certificate of Incorporation  of  the
      Company. (1)

4.2  Amended and Restated Bylaws of the Company. (2)

4.3  CF AirFreight Savings Plan (draft).

5.1  Opinion of Counsel of Consolidated Freightways Corporation.

23.1 Consent of Arthur Andersen LLP, independent public accountants.

23.2 Consent of Counsel for Consolidated Freightways Corporation
      (included in Exhibit 5.1).

24.1 Powers of Attorney.

(1) Document incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 dated November 26, 1996, File No. 333-16851.

(2) Document incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1998.




                                                                Exhibit 4.3


                                                            DRAFT








                          CF AIRFREIGHT

                          SAVINGS PLAN





                         June ___, 2000






                        TABLE OF CONTENTS


                                                             Page

INDEX OF TERMS

ARTICLE I     Relevant Dates; Qualification

              1.01  Effective Date; Plan Year;
                    Limitation Year; Valuation Dates
              1.02  Qualification

ARTICLE II    Application to the Company and Affiliates

              2.01  Eligible Employers
              2.02  Service for Affiliates
              2.03  Adoption Procedure

ARTICLE III   Eligibility and Service

              3.01  Conditions of Eligibility
              3.02  Service
              3.03  Leaves of Absence
              3.04  Break in Service

ARTICLE IV    Compensation; Contributions

              4.01  Compensation
              4.02  Supplementary Contributions
              4.03  Elective Contributions
              4.04  Matching Contributions
              4.05  No After-Tax Employee Contributions
              4.06  Contribution Limits for Highly
                    Compensated Employees
              4.07  Actions to Correct Excess
                    Contributions for
                    Highly Compensated Employees
              4.08  Deductibility
              4.09  Limit on Annual Additions
              4.10  Adjustments to Satisfy Limits
              4.11  Time of Payment

ARTICLE V     Participants' Accounts

              5.01  Participants' Accounts
              5.02  Valuations and Adjustments
              5.03  Rollovers
              5.04  Transfers Between Plans
              5.05  In-Service Withdrawals
              5.06  Loans to Participants

ARTICLE VI    Retirement Benefits
              6.01  Entitlement; Retirement Dates;
                    Participation
                    After Mandatory Benefit Starting Date
              6.02  Amount and Form of Benefit
              6.03  Application for Benefits; Time of Payment
              6.04  Distribution Rules

ARTICLE VII   Benefits on Death and Disability

              7.01  Benefits on Death
              7.02  Disability
              7.03  Designation of Beneficiary

ARTICLE VIII  Benefits After Termination of Employment

              8.01  Vesting
              8.02  Distributable Amount
              8.03  Payment of Benefits
              8.04  Forfeiture of Unvested Amounts
              8.05  Restoration of Forfeited Amounts
              8.06  Vesting After Rehire

ARTICLE IX    Plan Administration

              9.01  Administrative Committee
              9.02  Committee Powers and Duties; Reports to
Committee
              9.03  Company and Employer Functions
              9.04  Claims Procedure
              9.05  Expenses
              9.06  Indemnity and Bonding

ARTICLE X     Investment of Trust Funds; Voting Company Stock

              10.01 Trust Fund
              10.02 Pooled Investment Funds
              10.03 Diversification of Company Stock

ARTICLE XI    Amendment; Termination; Merger

              11.01 Amendment
              11.02 Termination
              11.03 Treatment of Employers
              11.04 Merger

ARTICLE XII   Miscellaneous Provisions

              12.01 Information Furnished
              12.02 Applicable Law
              12.03 Plan Binding on All Parties
              12.04 Not Contract of Employment
              12.05 Notices
              12.06 Benefits Not Assignable;
                    Qualified Domestic
                    Relations Orders
              12.07 Nondiscrimination
              12.08 Nonreversion of Assets

ARTICLE XIII  Special Top-Heavy Plan Rules

              13.01 Application of Rules
              13.02 Determination of Top-Heavy Status
              13.03 Top-Heavy Plan Restrictions


                         INDEX OF TERMS


Term                                Section
Absence because of Maternity
  or Paternity                      3.04-1(d)
Actual Deferral Percentage (ADP)    4.06-2
Affiliate                           2.01-2
Annual Addition                     4.09-3

Beneficiary                         7.03
Break in Service                    3.04
Break-in-Service Year               3.04-1(b)

CF AirFreight                        1.01-1, 2.01  1,2
Chair                               9.01-1
Committee                           9.01
Company                             Preamble, 9.03     ,
Company Group                       Preamble
Company Stock                       4.02-3
Compensation                        4.01
Contribution Percentage (CP)        4.06-2

Deferred Retirement Date            6.01-2(b)
Disabled Participant                7.02

Effective Date                      1.01-1
Elective Contributions              4.03
Elective Transfers                  5.04-2(d)
Eligibility                         3.01
Eligible Recipient                  6.03-4(d)
Eligible Retirement Plan            6.03-4(b)
Eligible Rollover Distribution      6.03-4(c)
Employer                            2.01-3, 9.03  ,
Employment Year                     3.02-2
Excess Deferral                     4.03-3

FMLA Leave                          3.03-2(d)

Highly Compensated Employee         4.06-5
Hours of Service                    3.02-4

Key Employee                        13.02-3

Leave of Absence                    3.03
Limitation Year                     1.01-2

Matching Contributions              4.04

Non-Key Employee                    13.02-3
Normal Retirement Date              6.01-2(a)

Participant                         3.01-6
Party in Interest                   5.06-1
Plan Administrator                  9.02-2
Plan Year                           1.01-2

Qualified Domestic Relations Orders (QDROs)       12.06
Qualified Employee                  3.01-2

Rollover                            5.03

Service                             3.02
Service Year                        3.02-1
Severance Date                      3.02-3(b)(3)
Supplemental Employee               3.01-3
Supplementary Contribution          4.02

Top-Heavy Plan                      13.02-1
Trustee                             10.01

Valuation Date                      1.01-3

Year of Service                     3.02-3

                          CF AIRFREIGHT

                          SAVINGS PLAN

                         June ___, 2000



         Consolidated Freightways Corporation (the "Company") adopts this plan effective June __, 2000.
                            ARTICLE I

                  Relevant Dates; Qualification

    1.01 Effective Date; Plan Year;
         Limitation Year; Valuation Dates

         1.01-1   This plan shall be effective generally June __,
2000. The following special provisions and effective dates apply:

               (a)  Persons employed by the CF
         AirFreight Corporation ("CF AirFreight") on
         June 2, 2000 shall participate immediately and be given service credit for vesting for service to FirstAir, Inc.

               (b)  For the first plan year from
         June __, 2000 to December 31, 2000, the ADP and the CP of nonhighly compensated employees for the first plan year shall be used under 4.06-3 in place of the ADP and CP for the prior plan year.

         1.01-2   The "plan year" and "limitation year" shall be
a calendar year.

         1.01-3   The last day of each plan year shall be the
regular "valuation date." Each other date on which the trust assets are valued at the request of the Committee shall be a special valuation date.

    1.02 Qualification

         1.02-1   The plan and the related trust are maintained
for the exclusive benefit of participants and eligible employees and are intended to comply with sections 401(a), 401(k) and 501 of the Internal Revenue Code and applicable regulations. This plan is a profit sharing plan.

         1.02-2   If the Commissioner of Internal Revenue rules
that the plan and the related trust do not qualify under sections 401(a), 401(k) and 501 of the Internal Revenue Code, the Company may, within the time permitted by applicable law and regulations, amend the plan and trust retroactively to qualify. This plan is a new plan, the adoption of which is contingent on initial approval by the Internal Revenue Service in response to a determination letter request submitted no later than the due date of the Company's federal income tax return for its taxable year in which the plan was adopted or such later time or the designate. If the plan and related trust are rescinded for failure initially to qualify, all contributions, adjusted for interior investment results and expenses, shall be returned, and all rights of employees shall cease as though the plan and trust had not been adopted.

                           ARTICLE II

           Application to CF AirFreight and Affiliates

    2.01 Eligible Employers

         2.01-1   The Company has adopted this plan initially for
the employees of CF AirFreight, and any affiliate approved by the Company may adopt this plan for its employees.

         2.01-2   "Affiliate" means a corporation, person or
other entity that is any of the following:

               (a)  A member, with Employer, of a
         controlled group under section 414(b) of the Internal Revenue Code.

               (b)  A member, with Employer, of a group
         of trades or businesses under common control under section 414(c) of the Internal Revenue
         Code.

               (c)  A member, with Employer, of an
         affiliated service group under section 414(m) of the Internal Revenue Code.

               (d)  A member, with Employer, of a group
         of businesses required to be aggregated under
         section 414(o) of the Internal Revenue Code.

               (e)  An entity that has been designated
         an affiliate for this purpose by the Company.

         2.01-3   "Employer" means CF AirFreight and any adopting
affiliate. This plan is a single plan which is or may be maintained by multiple employers in which all of the plan assets are available to pay benefits for all participants.

    2.02 Service for Affiliates

         2.02-1   Transfer of employment from one affiliate to
another shall not cause a termination or Break in Service.

         2.02-2   Work for any affiliate, whether or not an
adopting Employer, shall be counted as Service after the business becomes an affiliate or an earlier date fixed by the Company or in a statement of adoption.

         2.02-3   If a business is acquired by the Company or an
affiliate and not continued as a separate affiliate, Service for employees of the acquired business who become employees of the Company or the acquiring affiliate shall be counted from their date of hire by the Company or the affiliate. Past service for the acquired business may be counted from dates fixed by the Company, filed with the Committee and announced to affected employees.

         2.02-4   If an employee is employed by two or more
affiliates at the same time, the following rules shall apply:

               (a)  Service for both affiliates shall
         count to determine whether a Service Year is a Year of Service.

               (b)  The employee may elect contributions
         up to the maximum allowed percentage of
         compensation from each Employer, but may not elect contributions from compensation from a non-adopting affiliate.

               (c)  The employee shall receive a share
         of the matching contribution from each Employer based on elective contributions with respect to compensation from each.

               (d)  The employee shall receive an
         allocation of supplementary contributions, if any, based on compensation from each Employer.

    2.03 Adoption Procedure

         An affiliate may adopt this plan by a written statement signed by the affiliate, approved by the Company and filed with the Trustee. The statement shall include the effective date of adoption and any special provisions that are to be applicable only to employees of the adopting affiliate.

                           ARTICLE III

                     Eligibility and Service

    3.01 Conditions of Eligibility

         3.01-1   A Qualified Employee shall participate as
follows:

               (a)  Except as provided in (b) and
         subject to election procedures under 4.03, participation shall start on the first day of employment as a Qualified Employee.

               (b)  Subject to election procedures under
         4.03, a Supplemental Employee shall participate immediately after the date the employee completes one Year of Service.

               (c)  Participation in elective
         contributions shall continue as long as the employee remains a Qualified Employee.

               (d)  Participation in supplementary and
         matching contributions shall start and continue as provided in 4.02-2, 4.04-4 and 13.03-2.
         Participation in supplementary contributions shall not require an election under 4.03.

         3.01-2   "Qualified Employee" means any employee of
Employer, except the following:

               (a)  An employee covered by a collective
         bargaining agreement that does not provide for participation in this plan.

               (b)  A leased employee treated as an
         employee for pension purposes solely because of
         section 414(n) of the Internal Revenue Code.

               (c)  A nonresident alien who has no US-
         source earned income.

               (d)  An employee of an Employer or a
         division or branch of an Employer that has substantially all of its operations outside of the United States unless both of the following apply:

                  (1)    Employer makes
               contributions under the Federal
               Insurance Contributions Act on
               behalf of the employee.

                  (2)    The employee does not
               accrue a benefit under a funded
               pension plan or similar plan, other
               than this plan or the Company's
               Pension Plan, to which the Company
               or any affiliate contributes.

         3.01-3   "Supplemental Employee" means a Qualified
Employee who is one or more of the following:

               (a)  A regularly scheduled part-time
         employee.

               (b)  An employee hired to perform work in
         excess of Employer's normal workload.

               (c)  An employee hired to replace a
         temporarily absent employee.

               (d)  Any other employee designated as a
         Supplemental Employee in Employer's payroll system.

         3.01-4   Subject to 3.01-5 below, "employee" means for a
year one of the following:

               (a)  A person who receives an IRS Form
         W-2 from Employer or an affiliate under 2.01-2, other than the following:

                  (1)    A person who receives a
               Form W-2 solely because of payments
               from a non-qualified deferred
               compensation plan.

                  (2)    A person who receives a
               Form W-2 solely because of payments
               for the year attributable entirely
               to services performed in a prior
               year.

               (b)  A person who has satisfied (a) in a
         prior year and is treated as an employee for accruing service under a specific provision of this plan.

               (c)  A leased employee under 3.01-2(b).

         3.01-5   If a person's employment status is redetermined
for any period, the following shall apply:

               (a)  A person who receives a Form W-2 for
         a period and is later determined to be an independent contractor for that period, not an employee, shall be treated as ineligible retroactively to the earliest date on which the determination is effective.

               (b)  A person who does not receive a Form
         W-2 for a period shall not be treated as an employee for that period even if it is later determined that the person was entitled to receive a Form W-2 for the period.

         3.01-6   Every person eligible to elect contributions or
having an account under this plan shall be known as a "participant." The Committee shall inform participants about the plan and procedures for enrollment, making contribution elections, making investment elections and designating beneficiaries.

    3.02 Service

         3.02-1   "Service Year" means:

               (a)  For initial eligibility under 3.01
         and Breaks in Service under 3.04 - the initial
         Employment Year and each plan year starting with the plan year in which the initial
         Employment Year ends.

               (b)  For vesting under 8.01, an
         Employment Year.

               (c)  For continued participation in
         contributions, a plan year.

         3.02-2   "Employment Year" means the 12 consecutive-
month period starting on the date the employee first performs an Hour of Service, or an anniversary of that date.

         3.02-3   "Year of Service" means the following:

               (a)  For eligibility for contributions:

                  (1)    Each Service Year in
               which an employee has 1,000 or more
               Hours of Service.

                  (2)    A plan year in which the
               participant is employed at the rate
               of 1,000 or more Hours of Service
               in part of the year shall be a Year
               of Service for participation in
               contributions (not for vesting) if
               one of the following applies:

                                         (i)
                     The partial year ends
                     due to disability under
                     7.02.

                                         (ii)
                     The partial year begins
                     on rehire as a Qualified
                     Employee, employment
                     continues through the
                     end of the plan year and
                     either a Break in
                     Service has not occurred
                     or pre-Break Service is
                     counted for
                     participation under
                     3.04-2.

               (b)  For vesting:

                  (1)    A 12-month period within
               the total period of employment with
               Employer beginning with the date
               the employee first performs an Hour
               of Service and ending on the
               Severance Date.

                  (2)    If an employee performs
               an Hour of Service after rehire but
               before the first anniversary of the
               Severance Date, the period between
               the Severance Date and the
               resumption of Service shall be
               counted.  Not more than one Year of
               Service will be counted under
               (b)(3) below during an absence for
               maternity or paternity.

                  (3)    "Severance Date" means:

                          The earliest of the
                     following:

                     (i)The date the employee
                         quits, retires, is
                         discharged or dies.

                     (ii)    The first
                         anniversary of the
                         first day the
                         employee is absent
                         from work for any
                         reason, including
                         without limitation
                         illness, disability
                         other than disability
                         under 7.02, vacation,
                         layoff, or leave of
                         absence unless the
                         authorized period of
                         leave is greater than
                         one year and the
                         employee resumes
                         employment under the
                         conditions of the
                         leave.

                     (iii)   The second
                         anniversary of the
                         first day of absence
                         because of maternity
                         or paternity under
                         3.04-1(d), subject to
                         the requirements of
                         3.04-1(e).

                  (4)    All or whole fractional
               Years of Service in (1) and (2)
               above shall be aggregated until the
               fifth anniversary of the latest
               Severance Date.  After the fifth
               anniversary, a rehired employee
               shall have no credit for months of
               Service and shall be treated as
               newly hired.

                  (5)    Service shall continue to
               accrue if the participant is absent
               because of a disability under 7.02.

         3.02-4   "Hours of Service" are the following:

               (a)  Hours, whether or not worked, for
         which an employee is directly or indirectly paid or entitled to payment.

               (b)  Regularly scheduled hours during
         leave of absence under 3.03.

               (c)  Hours covered by a back pay award or
         agreement, regardless of mitigation of damages, unless already counted.

               (d)  Hours paid for at or after
         termination of employment for layoff,
         disability, jury duty or unused vacation, holiday or sick leave.

               (e)  Hours as a leased employee under
         3.01-2(b) or in another non-Qualified
         employment capacity.

         3.02-5   The following shall apply to Hours of Service
for periods not worked:

               (a)  Hours shall be computed and
         attributed to Service Years in accordance with Department of Labor Regulations sections
         2530.200b-2(b) and (c).

               (b)  Hours directly or indirectly paid
         for under 3.02-4(a) include regularly scheduled hours during periods of disability when an individual is receiving payments from Employer or from an insurance company under a policy maintained by Employer.

               (c)  Hours directly or indirectly paid
         for under 3.02-4(a) do not include hours during periods in which an individual receives payments only under workers' compensation or unemployment compensation laws, regardless of the source of payment.

               (d)  Hours counted under 3.02-4(d) do not
         include any hours on account of severance pay, except severance pay measured by applying a rate of pay to a period of time.

               (e)  No more than 501 hours will be
         counted on account of any single continuous period in which the employee performs no services, whether or not the period occurs in a single computation period.

         3.02-6   Hours of Service shall be credited as follows:

               (a)  For an hourly paid employee, actual
         hours shall be credited under 3.02-4.

               (b)  For a salaried employee, 190 hours
         shall be credited for each month in which the employee has one or more hours as defined in 3.02-4.

         3.02-7   If an employee of Employer is shared with other
employers on an agreed basis, all time for all employers shall be counted to determine the employee's Service.

    3.03 Leaves of Absence

         3.03-1   An employee on leave of absence shall be
treated as employed for all purposes under this plan.

         3.03-2   "Leave of absence" under 3.03-1 shall mean the
following:

               (a)  Leave of absence authorized by
         Employer if the employee returns or retires within the time prescribed and otherwise fulfills all conditions imposed by Employer.

               (b)  Leave of absence in accordance with
         Employer policies because of illness or
         accident, including disability that does not result in retirement, if the employee returns promptly after recovery.

               (c)  Periods of military service if the
         employee returns with employment rights
         protected by law.

               (d)  Periods of leave covered by the
         Family and Medical Leave Act of 1993 ("FMLA leave").

         3.03-3   In authorizing leaves of absence, Employer
shall treat all employees who are similarly situated alike as much as possible.

         3.03-4   If a person on leave fails to meet the
conditions of the leave or fails to return to work when required, the following shall apply:

               (a)  Employment shall be terminated and
         accrual of Service shall stop when the failure occurs if either of the following apply:

                  (1)    The leave is not for
               military service and the failure is
               because of death, disability under
               7.02 or retirement.

                  (2)    The leave is FMLA leave.

               (b)  If (a) does not apply, Employment
         shall be terminated and accrual of Service shall stop as of the date the leave began.

               (c)  No previous allocation of
         contributions shall be changed.

    3.04 Break in Service

         3.04-1   A "Break in Service" shall be determined as
follows:

               (a)  A Break in Service shall occur when
         an employee has five consecutive Break-in-
         Service Years.

               (b)  Subject to (c), a "Break-in-Service
         Year" is a Service Year in which an employee has not more than 500 Hours of Service.

               (c)  Regardless of Hours of Service, an
         employee absent because of maternity or
         paternity shall not, because of such absence, have a Break-in-Service Year until the second
         Service Year ending after the Service Year in which the absence begins, subject to (e) below.

               (d)  "Absence because of maternity or
         paternity" means an absence from Service because of any of the following:

                  (1)    Pregnancy.

                  (2)    Birth of the employee's
               child or care following birth.

                  (3)    Adoption of the
               employee's child or care following
               adoption or placement for adoption.

               (e)  Paragraph (c) above shall not apply
         unless the employee furnishes timely
         information satisfactory to the Committee to establish the following:

                  (1)    That the absence was due
               to maternity or paternity.

                  (2)    The length of the
               absence.

         3.04-2   Intermittent periods of Service shall be
aggregated until there is a Break in Service. If a Break in Service occurs and the employee has later Service, Service before the Break shall be counted only if the employee had met the Service requirements for participation before the Break.

         3.04-3   If an employee has a Break in Service, has
later Service and Service before the Break is counted, the employee shall participate immediately after resumption of employment as a Qualified Employee, subject to election procedures under 4.03. If Service before the Break is not counted, the employee shall be treated as newly hired and shall participate when eligible under 3.01. In that event, the first day of Service after rehire shall start a new Employment Year.

                           ARTICLE IV

                   Compensation; Contributions

    4.01 Compensation

         4.01-1   "Compensation" means the following subject to
4.01-3 and to the limits in 4.01-2:

               (a)  For deductibility under 4.08,
         compensation means taxable pay from Employer reportable on IRS Form W-2 under Internal
         Revenue Code section 3401(a), disregarding limitations based on the nature or location of the employment.

               (b)  For the annual addition limit under
         4.09-2(b), compensation under (a) above shall be adjusted in accordance with Treasury
         Regulation sections 1.415-2(d)(1) and (2) with amounts described in (d)(1) below included.
         The $150,000 limit in 4.01-2 shall not apply.

               (c)  For determination of highly
         compensated employees under 4.06-5,
         compensation under (a) above shall be adjusted as follows:

                  (1)    Amounts described in
               (d)(1) below shall be included.

                  (2)    Amounts realized from the
               exercise of a nonqualified stock
               option or from the lapse of
               restrictions on restricted property
               shall be excluded.

               (d)  Subject to (e), for supplementary
         contributions under 4.02, elective
         contributions under 4.03, matching
         contributions under 4.04, and the ADP and CP test under 4.06-2, compensation means the amount under (a) above adjusted as follows:

                  (1)    Elective contributions
               and any amounts set aside by the
               participant from otherwise taxable
               income under a welfare benefit plan
               qualified under section 125 of the
               Internal Revenue Code shall be
               included.

                  (2)    Any reimbursements or
               other expense allowances, fringe
               benefits, moving expenses,
               severance or disability pay and
               other deferred compensation,
               welfare benefits, and incidental
               bonuses relating to utilization of
               health benefits shall be excluded.

               (e)  For purposes of the ADP and CP tests
         under 4.06-2, the Committee may use any
         definition of compensation permitted by
         Internal Revenue Code section 414(s) in lieu of the definition in 4.01-1(d).

         4.01-2   Compensation counted under 4.01-1(a) and (d)
shall be limited to $150,000 plus any cost-of-living adjustment authorized by applicable law.

         4.01-3   During any leave of absence for military
service under 3.03, compensation shall imputed at the rate the participant would have been paid if not absent. If this amount is not reasonably certain, compensation shall be based on the participant's average compensation during the 12 months immediately before the leave began, or all such months if fewer than 12.

    4.02 Supplementary Contributions

         4.02-1   Subject to 4.08 and 4.09, for each year
Employer may make a "supplementary contribution" in such amount, if any, as may be fixed by the Company and announced to
participants.  The contribution shall be uniform for all
Employers in proportion to compensation of participants.
         4.02-2   Supplementary contributions shall be allocated
as follows:

               (a)  Allocations shall be in proportion
         to compensation from Employer under 4.01-1(d) as a Qualified Employee.

               (b)  A participant must have a Year of
         Service for eligibility for the year and be employed at the end of the year by Employer or an affiliate under 2.01-2 to receive an allocation.

         4.02-3   Supplementary contributions may be made in cash
or capital stock of the Company or an affiliate under 2.01-2
(Company Stock) as decided by the Company and the following shall apply:

               (a)  Amounts contributed in cash shall be
         used as soon as practicable to buy Company
         Stock if the Company directs.

               (b)  Cash dividends or other
         distributions on contributed Company Stock and Company Stock under (a) above shall be used as soon as practicable to buy Company Stock.

               (c)  Subject to 10.03, contributed
         Company Stock and Company Stock under (a) above shall be retained unless the Committee or other plan fiduciary appointed for the purpose determines that it is not prudent to do so.

         4.02-4   Employer shall make additional supplementary
contributions as follows for a participant who returns from military leave under 3.03:

               (a)  The additional supplementary
         contribution shall be determined separately with respect to each plan year during which the participant was absent on military leave.

               (b)  The additional basic contribution
         with respect to a plan year during any period of absence from military leave shall equal the amount of additional basic contribution that would have been made on behalf of the participant for the plan year if the compensation imputed under 4.01-3 had been paid during the period of absence.

               (c)  The additional basic contribution shall be subject to the limits in 4.08 and 4.09 that applied to the plan year for which the additional contribution is made.

    4.03 Elective Contributions

         4.03-1   For each plan year Employer shall make
"elective contributions" as follows:

               (a)  Subject to 4.08, 4.09 and the limits
         stated below, the contribution for a
         participant shall be a whole number percentage of compensation for the applicable pay period or payment from Employer under 4.01-1(d) elected by the participant, and the participant's compensation for the year shall be reduced by that amount.

               (b)  The Committee shall fix the maximum
         percentage of compensation that may be elected under (a). Unless the Committee fixes a different percentage, 15 percent is the maximum. The Committee may fix lower maximums for highly compensated employees to satisfy the requirements of 4.06. In the first year of participation, compensation shall be counted for the full plan year in which the employee is first eligible to participate.

               (c)  The maximum elective contribution
         for any calendar year for any participant shall be $7,000 plus any cost-of-living adjustment authorized by applicable law.

               (d)  The Committee may limit elective
         contributions to the plan for a participant to provide for compliance with the maximum under
         (c) above when the contributions under
         (a) above are combined with elective deferrals by the participant under one or more plans not maintained by Employer or a statutory affiliate. The limit established by the Committee may be based on information from the participant or another plan administrator about the participant's deferrals for a year under another plan.

         4.03-2   The Committee shall establish rules covering
the method and frequency of elections and procedures for starting, stopping and changing the rate of elective contributions.

         4.03-3   If an employee's elective contributions for a
calendar year would be more than permitted under 4.03-1(c) (an
"excess deferral"), the following shall apply:

               (a)  Any direction for such an excess
         deferral shall be invalid and the directed deferral shall not be made. If an amount is erroneously paid to the plan on account of an improper excess, 12.08 shall apply. If more than one year has passed, the amount shall be placed in a suspense account in the plan to the credit of Employer and applied as soon as practicable to pay plan expenses or offset future contributions. In either event,
         Employer shall promptly increase the
         participant's compensation by the same amount.

               (b)  An excess deferral that occurs,
         regardless of the restriction in (a), under all plans maintained by Employer or a statutory affiliate under 2.01-2 shall be a designated excess and shall be distributed to the participant subject to (e).

               (c)  Subject to (e) below, if an excess
         deferral occurs because of elective deferrals under plans described in (b) above combined with deferrals under one or more plans not maintained by Employer or a statutory affiliate, the excess shall be distributed if the following conditions are satisfied:

                  (1)    The participant notifies
               the Committee of the excess
               deferral by March 1 following the
               close of the year, unless the
               Committee waives the deadline.

                  (2)    The notice specifies how
               much of the excess deferral is to
               be distributed from this plan.

                  (3)    Other applicable rules of
               the Committee are followed.

               (d)  Any distribution under (b) or (c)
         shall be completed by April 15 following the close of the year for which the excess deferral is made.

               (e)  A participant's distribution under
         (b) or (c) shall include related earnings and shall be reduced by the amount of any excess contribution previously distributed under
         4.07-2 for the same plan year.

         4.03-4   A participant who returns from military leave
under 3.03 may make elective contributions on the account of the period of leave as follows:

               (a)  Subject to (c), make-up elective
         contributions may be made only during the contribution make-up period under (b) out of compensation payable during such make-up period.
               (b)  The contribution make-up period
         begins on the date the participant is
         reemployed and ends on the earlier of the following:

                  (1)    The fifth anniversary of
               re-employment.

                  (2)    The last day of a period
               that is three times the period of
               military leave.

               (c)  To the extent permitted by
         applicable regulations, make-up contributions may be made out of funds other than compensation. Each such contribution shall be considered made when the participant delivers funds to the plan equal to the contribution amount.

               (d)  The participant shall file an
         election with the Committee designating the plan year during military leave to which make-up elective contributions under (a) and
         (c) relate.

               (e)  Elective contributions under (a) and
         (c), plus elective contributions otherwise made for the plan year for which the make-up contributions are made, shall not exceed the limit in 4.03-1(c) and 4.03-3 shall apply.

    4.04 Matching Contributions

         4.04-1   For each calendar quarter Employer shall make
"matching contributions" as follows, subject to 4.08:

               (a)  Subject to (c) below, the
         contribution for each participant shall be 50 percent of the participant's matchable elective contributions under (b) below for the year.

               (b)  "Matchable elective contributions"
         are a participant's elective contributions up to 6 percent of the participant's compensation for the year.

         4.04-2   Elective contributions shall be determined
after giving effect to any reductions under 4.07, 4.10 or 12.08.

         4.04-3   Matching contributions shall be made in cash or
in Company Stock. The Company may direct that cash contributions be used as soon as practicable to buy Company Stock. Amounts contributed in Company Stock or used to buy Company Stock shall be held in Company Stock, sold and reinvested in the same manner as provided in 4.02-3 unless the Company directs that the contributions for the year and related earnings shall not be subject to 4.02-3.

         4.04-4   For each plan year, Employer shall make an
additional matching contribution with respect to make-up elective contributions made during the plan year under 4.03-4 as follows:

               (a)  The additional matching contribution
         shall be determined separately with respect to each plan year to which a participant's election under 4.03-4(d) relates.

               (b)  The amount of the additional
         matching contribution with respect to any plan year during military leave shall equal the amount of additional matching contribution that would have been made had the make-up elective contributions been made during that plan year.

               (c)  An additional quarterly contribution
         shall be made each quarter with respect to make-up elective contributions made in the quarter and imputed compensation allocable to that quarter.

    4.05 No After-Tax Employee Contributions

         After-tax employee contributions shall not be permitted.
Elective contributions under 4.03 are Employer contributions.

    4.06 Contribution Limits for Highly Compensated Employees

         4.06-1   For each year the plan shall satisfy the
nondiscrimination tests in sections 401(k)(3) and 401(m) of the Internal Revenue Code in accordance with Treasury Regulation sections 1.401(k)-1 and 1.401(m)-1 and -2. The following provisions shall be applied in a manner consistent with the Code and Regulation sections, which are incorporated by this reference.

         4.06-2   For each plan year the Committee shall
determine the actual deferral percentage ("ADP") and the contribution percentage ("CP") of the eligible employees who are highly compensated employees under 4.06-5 and the ADP and CP of the remaining eligible employees as follows:

               (a)  The ADP and CP for the highly
         compensated employees or for the nonhighly compensated employees is the average of the individual deferral or contribution percentages for all eligible employees in the group.

               (b)  An employee's individual deferral
         percentage is that individual's combined elective and supplementary contributions for the year as a percentage of the individual's compensation under (d). Excess elective deferrals for a nonhighly compensated employee under a plan maintained by Employer shall be disregarded.

               (c)  An employee's individual
         contribution percentage is that individual's matching contributions for the year as a percentage of the individual's compensation under (d).

               (d)  Compensation for purposes of the ADP
         and CP is compensation under 4.01-1(d) or (e) for the entire year.

               (e)  The Committee may, for any year,
         treat matching contributions not needed for the CP test as elective contributions for purposes of the ADP test, and elective contributions not needed for the ADP test as matching contributions for purposes of the CP test. No contributions may be used in both tests.

               (f)  The following shall be aggregated to
         determine the ADP and the CP:

                  (1)    All plans that are
               aggregated with this plan under
               Internal Revenue Code sections
               401(a)(4) and 410(b) (other than
               for the average benefit percentage
               test).

                  (2)    All cash and deferred
               arrangements in which the same
               highly compensated employee is
               eligible to participate.

         4.06-3   Neither the ADP nor the CP of the highly
compensated employees may exceed the greater of the following, subject to 4.06-4:

               (a)  1.25 times the ADP or CP of the
         nonhighly compensated employees for the prior plan year.

               (b)  2 percentage points higher than the
         ADP or CP of the nonhighly compensated
         employees for the prior plan year, up to 2 times such ADP or CP.

         4.06-4   The limit in 4.06-3(b) shall be adjusted with
respect to the CP under this plan in accordance with Treasury Regulation section 1.401(m)-2 to avoid duplicate use of the limit for any highly compensated employee in violation of Code section 401(m)(9).

         4.06-5   "Highly compensated employee" is defined in
section 414(q) of the Internal Revenue Code and related Treasury regulations. In determining which employees are highly compensated employees, the following shall apply:

               (a)  Subject to (b) through (d) below, a
         highly compensated employee for a plan year is an employee who has performed services for Employer during the year or the prior plan year and is one of the following:

                  (1)    An owner of 5 percent or
               more of an Employer during the year
               or the prior year.

                  (2)    A person paid over
               $80,000 for the prior year who is
               among the highest paid 20 percent
               of employees of Employer for such
               prior year, aggregating employees
               of all statutory affiliates under
               2.01-2 and excluding employees to
               the extent provided by applicable
               regulations.

               (b)  The dollar amounts in (a) above
         shall be adjusted in accordance with Treasury regulations for changes in cost of living.

               (c)  Former employees shall be taken into
         account in accordance with applicable
         regulations.

               (d)  Pay for this purpose shall mean
         compensation under 4.01-1(c).

    4.07 Actions to Correct Excess Contributions for
         Highly Compensated Employees

         4.07-1   If the ADP or CP of the highly compensated
employees would exceed the limits in 4.06-3, the Committee shall adjust the contributions for certain highly compensated employees to come within the limits, as follows:

               (a)  If the ADP limit is exceeded,
         elective contributions and related matching contributions shall be adjusted, taking the highest individual deferral amount first.

               (b)  If the CP limit is exceeded, the
         matching contributions shall be adjusted, taking the highest individual contribution amount first.

         4.07-2   Adjustments under 4.07-1 shall be by forfeiture
or distribution as follows:

               (a)  Any matching amount under 4.07-1(a)
         shall be forfeited and applied to pay plan expenses or offset future matching contributions.

               (b)  Subject to (c) below, any amount not
         forfeited under (a) above shall be distributed, with related earnings, to the highly compensated employees to whom it applies. The related earnings shall be determined under applicable regulations. Distribution shall be made during the plan year after the year to which the excess applies.

               (c)  A distribution under (b) above
         because of the ADP test shall be reduced by the amount of any excess deferral previously distributed under 4.03-3 for the same plan year.

    4.08 Deductibility

         4.08-1   Contributions are conditioned upon
deductibility under section 404 of the Internal Revenue Code. To the extent a deduction is disallowed, 12.08 shall apply.

         4.08-2   The aggregate of elective, supplementary and
matching contributions under this plan and Employer contributions under all other profit sharing and stock bonus plans maintained by an Employer covering some or all of the same participants shall not exceed 15 percent of aggregate compensation under 4.01-1(a) for all the Employer's participants. To the extent the 15 percent limit is exceeded, 12.08 shall apply.
         4.08-3   The amount recovered under 12.08 shall be
charged in the same order as reductions under 4.10-2, and 4.10-3 shall apply.

    4.09 Limit on Annual Additions

         4.09-1   Benefits shall be limited in accordance with
the following rules as provided in Internal Revenue Code section 415 and related regulations. The following provisions shall be applied in a manner consistent with the Code and regulations, which are incorporated by this reference.

         4.09-2   No annual addition for any participant shall be
more than the lesser of the following:

               (a)  $30,000 plus any authorized cost-of-
         living adjustment.

               (b)  25 percent of the participant's
         compensation, under 4.01-1(b), for the
         limitation year.

         4.09-3   "Annual addition" means for any limitation year
the sum of elective, supplementary and matching contributions for the year. In applying the limitations on annual additions, all employers that are statutory affiliates as described under 2.01-2, with the adjustment provided in section 415(h) of the Internal Revenue Code, shall be considered a single employer.

         4.09-4   If Employer maintains one or more other defined
contribution plans at any time, the annual additions under all such plans shall be combined for purposes of applying the above limitations. For the purposes of 4.09-2(a) only, any contribution to a separate account for post-retirement medical benefits for a key employee under a funded welfare benefit plan shall be considered such an annual addition.

    4.10 Adjustments to Satisfy Limits

         4.10-1   If an annual addition for a participant would
exceed the limit in 4.09, contributions shall be reduced as necessary to eliminate the excess, in the following order:

               (a)  Unmatched elective contributions.

               (b)  Matched elective contributions and
         related matching contributions.

               (c)  Supplementary contributions.

         4.10-2   If an annual addition for a participant would
exceed the limit in 4.09 because of any other tax qualified retirement plan of an Employer, the contributions and benefits under the plans shall be reduced as necessary to meet the limit, in the following order:

               (a)  Unmatched elective contributions
         under this plan.

               (b)  Matched elective contributions and
         related matching contributions under this plan.

               (c)  Supplementary contributions under
         this plan.

               (d)  Annual additions under any defined
         contribution plan, other than this plan.

         4.10-3   The amount of reduction under 4.10-1 or 4.10-2
shall be held in a suspense account to the credit of Employer and shall be allocated, with related earnings, to participants in later plan years. Amounts allocated shall reduce Employer contributions for the year of allocation.

    4.11 Time of Payment

         4.11-1   Employer shall make payments to the Trustee to
cover all contributions as follows:

               (a)  Subject to (b) and (c), an elective
         contribution shall be paid as soon as the amount can reasonably be identified and separated from Employer's other assets.
         Payment shall in any event be made within 15 business days after the end of the month the participant would otherwise have received the amount deducted from pay on account of the elective contribution.

               (b)  All contributions for a plan year
         shall be paid within the regular or extended time for filing Employer's federal income tax return for the year.

               (c)  In any event, all elective and
         matching contributions for a plan year shall be paid no later than 12 months after the end of the plan year.

         4.11-2   Any amount that is paid after the end of the
year within the time allowed under 4.11-1(b) shall be treated as though paid on the last day of the year.

                            ARTICLE V

                     Participants' Accounts

    5.01 Participants' Accounts

         5.01-1   The Committee shall keep such separate accounts
for each participant as may be necessary to administer the plan properly.

         5.01-2   The Committee shall furnish each participant at
least annually a statement showing contributions, vesting and account balances.

         5.01-3   If a participant or beneficiary elects not to
receive a distribution of the entire balance of the participant's account as soon as practicable after termination of employment, the account shall be charged from time to time with any maintenance or administrative fee charged by the custodian or recordkeeper until the entire balance is distributed. No fee may be charged if any of the following apply:

               (a)  The participant was employed by
         Employer or was a disabled participant on the date of death.

               (b)  The participant terminated
         employment on or after the normal retirement date, or on or after age 55 and 5 Years of Service for vesting, except that all service shall be counted, including service before a rehire after the fifth anniversary of a Severance Date.

               (c)  The participant is a disabled
         participant and has attained age 55.

    5.02 Valuations and Adjustments

         5.02-1   As of each regular or special valuation date,
the trust funds shall be valued and the values allocated as follows:

               (a)  The Trustee shall value the pooled
         investment funds at their fair market values and report the values to the Committee.

               (b)  The Committee shall allocate the
         pooled fund values to accounts as of the valuation date as follows:

                  (1)    Appropriate adjustments
               shall be made for any interim
               contributions or distributions
               since the last valuation date.

                  (2)    The allocation shall be
               in proportion to account balances
               on the valuation date before adding
               any allocations or subtracting any
               withdrawals or other distributions
               made as of that date.

         5.02-2   Whenever the Committee finds it desirable to
avoid a material distortion in benefits or otherwise to administer the plan properly, it may do either of the following:

               (a)  Call for a special valuation.

               (b)  Defer pending distributions until
         after the next regular valuation date.

    5.03 Rollovers

         5.03-1   The Committee may approve rollover of funds
from a tax qualified retirement plan if all of the following criteria are met:

               (a)  The individual rolling over the
         funds is a Qualified Employee of Employer at the time the rollover is made.

               (b)  The funds come from an eligible
         rollover distribution from a qualified plan.

               (c)  The funds are paid to this plan
         within 60 days after distribution from the other plan.

               (d)  The funds do not include any
         employee contributions.

               (e)  The Committee finds that the
         rollover will not impair the qualified status of this plan.

         5.03-2   A rollover shall be accounted for in such
manner as the Committee shall decide.

    5.04 Transfers Between Plans

         5.04-1   The Committee may approve a transfer from this
plan directly into another qualified plan if all of the following conditions are met:

               (a)  The account is currently
         distributable under this plan.

               (b)  The individual involved requests
         that the account be distributed directly to the other plan in which the individual may participate.

               (c)  The plan administrator of the
         receiving plan has agreed to accept the funds and has affirmed that the receiving plan is authorized to accept the transfer.

         5.04-2   The Committee may direct the Trustee to accept
funds transferred directly to this plan from another qualified plan if the following conditions are met:

               (a)  The individual involved has
         requested the transfer and is a Qualified
         Employee of Employer at the time the transfer is made.

               (b)  The Committee determines that the
         transfer will not impair the qualified status of this plan.

               (c)  Subject to (d) below, none of the
         amount transferred is subject to any
         distribution requirement that is inconsistent with the distribution options in this plan.

               (d)  The transfer would not satisfy (c)
         above except that it is an "elective transfer" under Treasury Regulation section 1.411(d)-4
         Q&A-3 and the requirements of the regulation are met.

               (e)  None of the amount transferred
         includes amounts not subject to taxation upon distribution.

         5.04-3   The Committee may approve a transfer from this
plan or accept funds transferred directly to this plan if the transfer is between this plan and the Consolidated Freightways
401(k) plan.

         5.04-4   An amount received by direct transfer shall be
accounted for in such manner as the Committee shall decide.
    5.05 In-Service Withdrawals

         5.05-1   A participant may withdraw amounts from the
plan before termination of employment as follows:

               (a)  A participant over age 59 1/2 may
         withdraw all or part of the participant's vested interest.

               (b)  Distributions are allowed as
         provided in 6.01-5.

         5.05-2   The following shall apply to in-service
withdrawals:

               (a)   Withdrawals shall be charged
         against the participant's investment funds as directed by the participant. Absent direction, the investment funds shall be charged pro rata.

               (b)  Withdrawals shall not be allowed
         from the following:

                  (1)    Funds necessary to
               provide adequate security for a
               loan under 5.06, except on default
               of a loan under 5.06-3(d).

                  (2)    Funds (including post-
               transfer earnings) attributable to
               amounts transferred from a money
               purchase pension plan, excluding
               amounts attributable to any after-
               tax employee contributions included
               in the transfer, unless the
               employee has reached age 70 1/2.

               (c)  Withdrawals shall be carried out
         under procedures adopted by the Committee that shall be similar to procedures for distributions. The Committee may require a minimum advance notice, may limit the amount and frequency of withdrawals and may delay payment of an approved withdrawal to permit a special valuation, to permit liquidation of necessary assets or for other pertinent reasons.

    5.06 Loans to Participants

         5.06-1   The Committee may direct the Trustee to lend
money to a participant or beneficiary as follows:

               (a)  The Committee shall make loans
         available to participants and beneficiaries who are "parties in interest" under section 3(14) of ERISA on a reasonably equivalent basis as follows:

                  (1)    The borrower must
               establish an intention and a
               reasonably certain capacity to
               repay the loan and interest when
               due.

                  (2)    A beneficiary shall not
               be eligible for a loan unless all
               events needed to make the
               beneficiary's rights unconditional
               have occurred.

                  (3)    A loan shall be available
               for not less than $1,000 and not
               more than the limits specified in
               5.06-4.

                  (4)    Loans shall not be made
               available to highly compensated
               employees in an amount greater than
               the amount available to other
               employees expressed as a percentage
               of the account, subject to (3)
               above.

               (b)  The loan date shall be fixed by the
         Committee after application by the borrower under Committee procedures.

               (c)  Receipt of a loan shall constitute
         consent by the participant to withdrawals under 5.06-3 before normal retirement age.

               (d)  A loan shall be held as a separated
         investment for the account of the borrower and not as an asset of the pooled trust fund. The loan shall be charged against participant's investment funds pro-rata except Company Stock that is subject to the provisions of 4.02-3
         Loan repayments shall be invested in investment funds in the same proportion as participant has designated for contributions to the plan.

               (e)  Reasonable fees may be charged to
         the borrower for making and administering the loan. Such fees shall be paid to the Company and shall be charged directly against the borrower's account.

               (f)  A participant may not have more than
         three loans at any time.

               (g)  Except as required by law, loans
         shall only be permitted for persons who, when the loan application is submitted, are employees of Employer or any affiliate and whose pay from Employer or the affiliate is sufficient to support payroll deductions to repay the loan.

         5.06-2   Loans shall be secured as follows:

               (a)  A loan shall be secured by the
         account balances as follows:

                  (1)    A loan shall be secured
               by participant's vested account
               balances.

                  (2)    The loan shall be held as
               part of the accounts that secure
               the loan, and any payments of
               principal and interest and any
               withdrawals on default shall be
               credited to or charged against such
               accounts.

               (b)  All loans shall be secured by an
         assignment of current pay of the borrower or other automatic payment arrangement approved by the Committee sufficient to service the loan.
         Cancellation of the automatic payment
         arrangement shall constitute a default unless a new arrangement is in place before the next payment is due.

         5.06-3   If a loan is not repaid when due or otherwise
is in default, the following shall apply:

               (a)  The Committee shall have the option
         to declare the entire principal and interest immediately due and payable.

               (b)  The Committee may instruct the
         Trustee to withdraw from the participant's vested accounts the amount of the loan and interest plus any applicable withholding, or foreclose on any other collateral, or both, as provided below.

               (c)  After age 59 1/2 or termination of
         service, all or part of a participant's entire vested plan interest may be withdrawn on default except that amounts described in 5.05-
         2(b)(2) may not be withdrawn unless service has terminated.

               (d)  During employment before age 59 1/2,
         only amounts attributable to rollovers,
         unrestricted transfers or other amounts that the participant may withdraw while in service may be withdrawn on default.

               (e)  Withdrawals will be charged pro-rata
         against all of the participant's investment funds except Company Stock that is subject to the provisions of 4.02-3.

         5.06-4   A loan may be made so long as the aggregate
amount does not exceed the least of the following considering all loans from the plan or any tax qualified plan maintained by the Company or an affiliate with respect to any participant:

               (a)  The participant's elective
         contributions and amounts transferred under
         10.03-1 and related earnings.

               (b)  45 percent of the participant's
         vested accounts.

               (c)  $50,000, reduced by the highest
         aggregate loan balance within the preceding
         12 months.

         5.06-5   The Committee shall fix the terms of payment
and interest rate for loans under the following rules, treating all persons similarly situated alike:

               (a)  Loans shall be evidenced by
         promissory notes payable to the Trustee or shall be in accordance with pre-authorized loan agreements. The maker shall be personally liable on the note regardless of any security.

               (b)  The interest rate shall be a
         reasonable rate fixed by the Committee.

               (c)  Loans must be payable in not more
         than 54 months.

               (d)  Loans must be amortized by
         substantially level principal and interest payments made no less often than quarterly over the loan term. Prepayments shall be allowed, but only if the entire loan is prepaid at once.

               (e)  Loan payments may be suspended
         during leave under 3.03 as permitted by
         applicable law, including under section
         414(u)(4) of the Internal Revenue Code.

         5.06-6   Regardless of the payment terms, the following
rules shall apply:

               (a)  A loan to an employee participant
         shall be immediately due and payable on
         termination of employment with Employer unless the borrower continues to be a party in interest.

               (b)  The loan shall be in default and
         5.06-3 shall apply if the pay assignment or other automatic payment arrangement lapses by termination of employment or is canceled, and a new arrangement is not in place before the next payment is due.

               (c)  If a participant or beneficiary
         applies for a distribution or withdrawal of assets that secure an outstanding loan, the distribution or withdrawal shall, to the extent necessary to maintain adequate security, be made by offsetting a corresponding amount of the loan and accrued interest.

                           ARTICLE VI

                       Retirement Benefits

    6.01 Entitlement; Retirement Dates; Participation After
Mandatory Benefit
         Starting Date

         6.01-1   A participant or beneficiary shall be entitled
to benefits on the participant's retirement or on reaching the mandatory benefit starting date under 6.04-2.

         6.01-2   Retirement shall occur on termination of
employment after reaching one of the following dates:

               (a)  "Normal retirement date," which
         shall be age 65.

               (b)  "Deferred retirement date," which
         shall be any day after normal retirement date.

         6.01-3   Commencing benefits under 6.04-2 while still
employed shall not constitute retirement and shall not prevent continued participation in contributions. Contributions allocated to the account of a participant after the distribution date under 6.04-2 shall be distributed in accordance with 6.04-2 and related provisions.

         6.01-4   Subject to 6.01-5, if a person entitled to
receive benefits is rehired, the following shall apply:

               (a)  If payment had not commenced, the
         benefit shall not be paid until later
         termination of employment except as provided in 6.04-2.

               (b)  When the participant later
         terminates, the amount and form of the benefit shall be redetermined.

               (c)  Subject to 6.04-2, a participant who
         was receiving installments may elect at any time to stop benefits.

         6.01-5   A participant who is rehired shall be entitled
to receive the account balance accrued prior to termination and related earnings as though the participant had not been rehired if both of the following apply:

               (a)  When the participant terminated
         employment, the participant was eligible to start benefits immediately under the
         Consolidated Freightways Corporation Pension
         Plan.

               (b)  The participant is rehired as a
         Supplemental Employee.

    6.02 Amount and Form of Benefit

         6.02-1   On retirement, the benefit shall be based on
the participant's entire account, which shall be 100 percent vested under 8.01-2, adjusted through the last regular or special valuation on or before distribution.

         6.02-2   Benefits shall be paid in cash in one of the
following ways as selected under 6.03, subject to 6.02-6 and 6.04:

               (a)  By a total lump sum payment, whether
         or not benefits have previously started under
         (b) or (c) below.

               (b)  By payments on or before the
         participant's age 69 not less than the lesser of $1,000 or the entire account balances, in amounts and at times specified from time to time by the participant.
               (c)  By payment in annual installments
         fixed by the recipient subject to 6.04 if the amount exceeds $5,000.

         6.02-3   Installments shall normally be substantially
equal over the period of payout. Variations may occur because of changes in the account balances caused by trust investment results.

         6.02-4   If the participant's accounts are distributed
before the final allocation of contributions is made, a final payment shall be made to the participant promptly after allocation.

         6.02-5   If the participant dies before payment of the
entire account, the balance shall be paid as a death benefit under 7.01.

         6.02-6   The participant may elect to receive in kind
amounts invested in employer securities, as defined in section
409(1) of the Internal Revenue Code. Fractional shares shall be distributed in cash.

    6.03 Application for Benefits; Time of Payment

         6.03-1   A participant or beneficiary eligible for
benefits must apply or consent in writing under 9.04 as follows:

               (a)  Application or consent shall be made
         on a form prescribed by the Committee.

               (b)  Application or consent shall be made
         after receipt of the explanation in 6.03-2(d) and within 90 days before benefits are to start.

         6.03-2   Subject to 6.04 and 7.02-3, benefits shall be
paid under the following rules:

               (a)  Subject to (b), the Committee shall
         direct the Trustee to start benefits as soon as reasonably possible whether or not an application is filed.

               (b)  The participant may defer payment of
         a benefit that exceeds $5,000.

               (c)  The Committee may delay payment of
         benefits for a reasonable period necessary to process payment but in no event beyond 60 days after the latest of the following:

                  (1)    The end of the plan year
               of retirement.

                  (2)    The date the amount is
               known.

                  (3)    The date an application
               is received.

               (d)  If (b) above applies, the Committee
         shall, between 30 and 90 days before benefits are to start, give the participant an explanation of the distribution options and the right to defer payment.

               (e)  The Committee shall give the
         participant or other eligible recipient a written explanation of the following between 30 and 90 days before benefits start:

                  (1)    The right to have a
               direct rollover under 6.03-4, if
               applicable.

                  (2)    The applicability of
               mandatory withholding if a direct
               rollover could be elected under
               6.03-4 and is not.

                  (3)    The applicable rules on
               rollover and taxation of the
               distribution as required by section
               402(f) of the Internal Revenue
               Code.

                  (4)    The right to defer any
               benefit election for at least
               30 days.

               (f)  If the explanations in (e) are given
         and the recipient makes the required elections within 30 days, the recipient may request immediate distribution and waive the balance of the 30-day period.

         6.03-3   If a date for payment has passed and the
Committee has not located the participant or beneficiary, the following shall apply:

               (a)  The unclaimed benefit shall be
         forfeited at the end of the plan year in which the Committee determines that the person cannot be located using reasonable efforts. Amounts forfeited shall be applied as provided in 8.04-
         2.

               (b)  If the Participant or beneficiary
         later establishes a valid claim for the
         forfeited amount, then such amount, unadjusted for any interim gains or losses in the trust, shall be restored to the participant's account and distributed in accordance with the regular rules of the plan.

         6.03-4   An eligible recipient of an eligible rollover
distribution may elect before a benefit is paid to have the benefit distributed by a direct rollover into an eligible retirement plan and the following shall apply:

               (a)  The recipient shall furnish the
         Committee sufficient information to identify the eligible retirement plan and the fund holder to whom the direct rollover should be paid.

               (b)  "Eligible retirement plan" means an
         IRA or individual retirement annuity, an employer-sponsored qualified retirement trust, or an employer-sponsored qualified annuity plan.

               (c)  "Eligible rollover distribution"
         means any distribution from the plan other than the following:

                  (1)    One of a series of
               substantially equal periodic
               payments over life, life
               expectancy, or a period of 10 years
               or more.

                  (2)    A payment required under
               section 401(a)(9) of the Internal
               Revenue Code.

                  (3)    A distribution under
               4.07.

                  (4)    An amount not otherwise
               includable in the gross income of
               the recipient.

               (d)  "Eligible recipient" means the
         participant, the spouse of a deceased
         participant or a spouse or former spouse who is an alternate payee under a QDRO.

         6.03-5   The participant or beneficiary shall select the
form of payment in the application. Absent a selection, the benefits shall be paid in a single lump sum.

    6.04 Distribution Rules

         6.04-1   Benefits shall be paid in accordance with the
following overriding rules as provided in Treasury Regulation sections 1.401(a)(9)-1 and -2.

         6.04-2   Payment to a participant shall be subject to
the following:

               (a)  Payments shall start by the April 1
         following the calendar year in which the participant has reached 70 1/2, and is either a 5 percent owner under section 416(i) of the Internal Revenue Code or has terminated employment.

               (b)  After the earlier of the mandatory
         starting date in (a) or the first required distribution under 6.04-1, the following shall apply:

                  (1)    Benefits shall be paid
               over a period not longer than the
               life expectancies of the
               participant and any designated
               beneficiary.

                  (2)    If a participant starts
               payments in installments under 6.02-
               2(c) on or before the mandatory
               starting date, the participant may
               elect whether or not single or
               joint life expectancies shall be
               used and whether or not life
               expectancies of the participant or
               the participant's spouse shall be
               recalculated after initial
               determination.  The election is
               irrevocable and must be made for
               the first installment that is
               subject to the required
               distribution rules described in
               6.04-1.  If no election is filed,
               required distributions will be
               calculated based on joint life
               expectancy of the participant and
               the beneficiary and life expectancy
               will not be recalculated.

                  (3)    If a participant does not
               elect to start payment in a form of
               benefit under 6.02-2, the Committee
               shall calculate required
               distributions based on the life of
               the participant and the life
               expectancy shall be recalculated
               annually.  If the designated
               beneficiary at the time of the
               first required distribution is the
               spouse and the Committee knows the
               spouse's age, required
               distributions will be calculated
               based on joint life expectancy and
               both life expectancies will be
               recalculated annually.  If a
               participant or beneficiary elects
               installments  after first required
               distribution, subsequent required
               distributions shall continue to be
               calculated in the same way.

                  (4)    If payments are by
               installments under 6.02-2(c) with a
               non-spouse designated beneficiary
               who is more than 10 years younger
               than the participant, the joint
               life expectancy shall be calculated
               based on the participant's age and
               a beneficiary 10 years younger.

                           ARTICLE VII

                Benefits on Death and Disability

    7.01 Benefits on Death

         7.01-1   A deceased participant's vested account,
adjusted to the last regular or special valuation date before payment and including any final allocation for the year of death shall be paid as a death benefit to the beneficiary. If death occurs before employment terminates, the participant's account shall be vested as provided in 8.01.

         7.01-2   Vested death benefits shall be paid in cash
subject to 6.02-6.  Application shall be made under 6.03-1.
Payment shall be subject to the following:

               (a)  Subject to (b), the following
         provisions shall apply:

                  (1)    Payments may be made over
               a period not longer than the
               beneficiary's life expectancy.  A
               surviving spouse beneficiary may
               irrevocably elect before required
               distributions under 6.04-1 have
               started whether or not to have the
               spouse's life expectancy
               recalculated annually.  Life
               expectancy shall not be
               recalculated if the spouse does not
               file a timely election to
               recalculate.

                  (2)    Subject to (3), payments
               to a beneficiary who is a natural
               person shall either be paid in
               substantially equal installments
               for a period not longer than the
               beneficiary's life expectancy
               starting by the end of the next
               year after the calendar year of
               death, or be paid by the end of the
               calendar year that contains the
               fifth anniversary of death.

                  (3)    A surviving spouse may
               defer payment of a benefit
               exceeding $5,000 beyond the time in
               (2) up to the date the participant
               would have reached age 65.  If the
               surviving spouse dies before
               receipt of the balance of the
               benefit, the balance shall be
               distributed by the end of the
               calendar year that contains the
               fifth anniversary of the spouse's
               death to the beneficiary designated
               by the participant, or if none, to
               the spouse's estate.

                  (4)    If the beneficiary is not
               a natural person, the entire
               benefit shall be paid within five
               years after death.

                  (5)    Payments under 6.02-2(b)
               are not available.

               (b)  If the participant had begun to
         receive installments or was past the mandatory benefit starting date under 6.04-2, payments must continue at least as quickly as under the schedule in effect at death.

    7.02 Disability

         7.02-1   A participant whose employment ends because of
disability shall be entitled to receive benefits. Subject to 7.02-3, benefits shall be paid at a time fixed under 8.03.

         7.02-2   A "disabled participant" is one who is eligible
to receive disability benefits under the Social Security Act, whether or not the participant is eligible for or receiving benefits under an Employer's disability arrangements. The Committee shall determine the existence of disability and may have the participant examined by and rely on advice from a medical examiner satisfactory to the Committee in making the determination.

         7.02-3   If the participant notifies the Committee in
writing that benefits after disability would reduce any other disability benefit, the Committee shall defer payment until the other benefit stops, subject to 6.04-2.

    7.03 Designation of Beneficiary

         7.03-1   Each participant shall file a designation of
beneficiaries with the Committee as follows:

               (a)  The designation shall name a
         specific beneficiary or beneficiaries, which may include a trust. The beneficiaries may be changed from time to time in accordance with these provisions.

               (b)  A designation by a married
         participant of a beneficiary other than the surviving spouse shall not be effective unless either of the following applies:

                  (1)    The spouse executes a
               consent in writing that
               acknowledges the effect of the
               designation and is witnessed by a
               plan representative or notary
               public.

                  (2)    The consent cannot be
               obtained because the spouse cannot
               be located or because of other
               circumstances provided by
               applicable regulations.

               (c)  A determination in good faith by the
         Committee that (b) has been complied with shall be final and binding if the Committee has exercised proper fiduciary care in making the determination.

               (d)  The designated beneficiary or other
         recipient described below shall receive any residual benefit after death of a participant.

         7.03-2   If the participant's marital status changes
after the participant has designated a beneficiary, the following shall apply, subject to any applicable QDRO under 12.06-2:

               (a)  If the participant is married at
         death but was unmarried when the designation was made, the designation shall be void unless the spouse is the beneficiary or the spouse consents to the designation in the manner prescribed above.

               (b)  If the participant is unmarried at
         death but was married when the designation was made, the benefit shall be paid as though the former spouse had predeceased the participant.

               (c)  If the participant was married when
         the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse consents to it in the manner prescribed above.

         7.03-3   If a beneficiary dies after the death of a
participant but before full distribution to the beneficiary, any benefit to which the beneficiary was entitled shall be paid to the estate of the deceased beneficiary.

         7.03-4   The following shall apply to any part of a
benefit as to which no valid designation of beneficiary is in effect at death:

               (a)  Subject to (b) and (c) below, the
         benefit shall be paid in the following order of priority:

                  (1)    To the participant's
               surviving spouse.

                  (2)    To the participant's
               surviving children in equal shares.

                  (3)    To the participant's
               surviving parents in equal shares.

                  (4)    To the participant's
               estate.

               (b)  If a beneficiary designated under
         (a) above or under 7.03-1 disclaims a benefit, the benefit shall be paid as though that beneficiary had predeceased the participant.

               (c)  If a surviving spouse entitled to a
         benefit consents after the participant's death to the participant's designation of another beneficiary, the other beneficiary shall be a validly designated beneficiary as to such benefit.

         7.03-5   The Committee may direct that benefits be paid
directly to the participant or beneficiary or to one or more of the following:

               (a)  A spouse, parent or child of legal
         age.

               (b)  A legal guardian or a person or
         entity having actual custody.

               (c)  A provider of maintenance, support
         or hospitalization.

                          ARTICLE VIII

            Benefits After Termination of Employment

         8.01  Vesting

         8.01-1   Amounts attributable to matching and
supplementary contributions shall be vested as follows based on Years of Service under 3.02:

            Years of Service   Percent Vested

              Less than 2           -0-
                   2                20%
                   3                40%
                   4                60%
                   5                80%
                   6                100%

         8.01-2   A participant who, while employed by Employer,
becomes eligible for retirement shall be fully vested.

         8.01-3   Amounts attributable to elective contributions
and any rollovers and elective transfers shall be fully vested at all times.

    8.02 Distributable Amount

         8.02-1   Absent rehire and restoration under 8.05, a
participant whose employment terminates for any reason other than retirement shall receive only the vested interest under 8.01. On the first anniversary of continuous absence because of a condition or injury covered by worker's compensation law, a participant shall be entitled to benefits even if the participant is not treated as terminated for all purposes by Employer.

         8.02-2   The amount to be forfeited shall be determined
under 8.04-2(a). The amount of the vested benefit shall be based on the last regular or special valuation on or before payment.

    8.03 Payments of Benefits

         8.03-1   Subject to 6.04-2, the participant shall
specify the time of payment in the application under 6.03 or consent to the time of payment under 6.03 and the following shall apply:

               (a)  Subject to (b) below, the Committee
         shall direct the Trustee to pay benefits as soon as reasonably possible, whether or not an application has been filed.

               (b)  The participant may defer payment of
         a benefit that exceeds $5,000.

               (c)  The Committee may delay payment for
         a reasonable period necessary to process payment but in no event beyond 60 days after the latest of the following:

                  (1)    The end of the plan year
               of retirement.

                  (2)    The date the amount is
               known.

                  (3)    The date an application
               is received.

               (d)  The Committee shall, between 30 and
         90 days before benefits are to start, give the participant or other eligible recipient the explanations required by 6.03-2(c) and (e)

               (e)  If the amount is not over $5,000,
         only the information in 6.03-2(e) is required.

               (f)  If the explanations in (e) are given
         and the recipient makes the required elections within 30 days, the recipient may request immediate distribution and waive the balance of the 30-day period.

               (g)  If a person entitled to receive
         benefits is rehired, 6.01-4 shall apply.

         8.03-2   If the date for payment  has passed, 6.03-3
shall apply.
         8.03-3   Benefits shall be paid as provided in 6.02-2.
Application shall be made under 6.03.

    8.04 Forfeiture of Unvested Amounts

         8.04-1   The unvested portion of a participant's
account(s) shall be forfeited at the earlier of the following unless the participant continues to accrue Service under 3.02-
3(b)(5):

               (a)  The date on which the participant's
         vested interest is distributed or is considered as distributed under 8.04-3.

               (b)  The end of the plan year in which
         the fifth anniversary of the latest Severance
         Date occurs.

         8.04-2   Forfeitures shall be accounted for as follows:

               (a)  The amount forfeited shall be based
         on the balance in the account as of the
         valuation date on or last preceding the
         forfeiture date.

               (b)  Forfeitures shall first be applied
         to restore prior forfeitures under 6.03-3 and 8.05.

               (c)  Any forfeitures remaining after
         application under (b) shall be applied to reduce future matching contributions or to pay plan expenses.

         8.04-3   A zero vested balance of a participant shall be
treated as though it were distributed immediately when employment terminates.

    8.05 Restoration of Forfeited Amounts

         8.05-1   If a participant is rehired before the fifth
anniversary after the latest Severance Date but after a forfeiture under 8.04-1(a) because of an imputed or full distribution, the forfeited amount, unadjusted for interim gains or losses, shall be subject to restoration under 8.05-2, and 8.05-3 shall apply. If the rehire occurs after the fifth anniversary after the latest Severance Date, no restoration shall occur.

         8.05-2   An amount subject to restoration under 8.05-1
shall be credited to the participant's supplementary or matching contribution account, as applicable, as of the first plan-year-end after rehire and satisfaction of the requirement of 8.05-
4. Amounts restored shall be derived first from forfeitures for the plan year of restoration, and then from additional Employer contributions.

         8.05-3   A rehired participant under 8.05-1 may repay as
follows the full amount previously distributed before full vesting:

               (a)  Repayment shall be made in a single
         lump sum. Partial repayments shall not be allowed.

               (b)  Repayment may only be made while the
         participant remains employed, and may not be made later than five years after rehire.

               (c)  Repaid amounts shall be fully vested
         and shall be accounted for in such manner as the Committee may decide.

               (d)  Repayment cannot be made in whole or
         in part by rollover from another plan or IRA.

         8.05-4   In order to receive a restoration under 8.05-1
and 8.05-2, a participant must have terminated with no vested interest or must repay the distributed amount within the time allowed for repayment under 8.05-3.

    8.06 Vesting After Rehire

         8.06-1   A participant who was fully vested on
termination of employment shall remain fully vested after rehire.

         8.06-2   The following rules shall apply in determining
the future vested balances for supplementary and matching contributions after rehire of a participant who is not fully vested:

               (a)  If the rehire occurs before a
         distribution is made from the account or if the participant repays a distribution under 8.05-3 after rehire, the following shall apply:

                  (1)    Subject to (2), the
               participant's future vested balance
               shall be determined by applying the
               vesting schedule to the entire
               account.

                  (2)    In no event shall the
               vested amount under (1) be less
               than the amount repaid under 8.05-
               3, adjusted for investment results
               after the date of repayment.

               (b)  If the rehire occurs after a
         distribution is made from the account and before the participant's fifth anniversary of the last Severance Date, and no repayment is made under 8.05-3, the participant's future vested balance shall be determined by multiplying the participant's vesting percentage times the current account balance.

               (c)  If the rehire occurs after the
         participant's fifth anniversary of the last
         Severance Date, the following shall apply:

                  (1)    Any unforfeited and
               undistributed residue of the
               participant's partially vested
               account shall remain fully vested
               and be carried as a separate
               account until the participant's
               future contributions are fully
               vested.

                  (2)    The forfeited balance
               shall not be restored.

                           ARTICLE IX

                       Plan Administration

    9.01 Administrative Committee

         9.01-1   The plan shall be administered by an
administrative committee (the "Committee") of one or more persons appointed by the chief executive officer of the Company, who may delegate that function. The Committee shall have a "Chair" chosen from among its members and a secretary who need not be a member. Minutes shall be kept of all proceedings of the Committee. The Committee may act at a meeting by a majority vote of a quorum present or without a meeting by action recorded in a memorandum signed by a majority of all members. A majority of members shall constitute a quorum.

         9.01-2   Any member of the Committee may resign on 15
days' notice to the chief executive officer or delegate. The chief executive officer may remove any Committee member without having to show cause. All vacancies on the Committee shall be filled as soon as reasonably practicable. Until a new appointment is made, the remaining members of the Committee shall have authority to act although less than a quorum.

         9.01-3   The Trustee shall be given the names and
specimen signatures of the Committee members, the Chair and the secretary. The Trustee shall accept and rely on the names and signatures until notified of a change.

         9.01-4   Documents may be signed for the Committee by
the Chair, the secretary or other person designated by the Committee.

    9.02 Committee Powers and Duties; Reports to Committee

         9.02-1   The Committee shall interpret the plan and the
related trust, shall decide any questions about the rights of participants and their beneficiaries and in general shall administer the plan and trust. Any decision by the Committee shall be final and bind all parties. The Committee shall have absolute discretion to carry out its responsibilities.

         9.02-2   The Committee shall be the "plan administrator"
under federal laws and regulations applicable to plan administration and shall comply with such laws and regulations.
The Chair of the Committee shall be an agent for service of process on the plan at the Company's address.

         9.02-3   The Committee shall keep records of all
relevant data about the rights of all persons under the plan.
The Committee shall determine eligibility to participate and the time, manner, amount and recipient of payment of benefits and the Service of any employee and shall instruct the Trustee on distributions. Any person having an interest under the plan may consult the Committee at any reasonable time.

         9.02-4   The Committee may delegate all or part of its
administrative duties to one or more agents and may retain advisors to assist it. The Committee may consult with and rely upon the advice of counsel who may be counsel for an Employer. The Committee shall appoint any independent public accountant required for the plan.

         9.02-5   Each Employer shall furnish the Committee any
information reasonably requested by it for plan administration.

    9.03 Company and Employer Functions

         9.03-1   The power to appoint or remove any Committee
member may be exercised only by the chief executive officer or delegate under 9.01. The Company and the Employer have no administrative authority or function and are not plan fiduciaries.

         9.03-2   Except as provided in 9.03-3, all Company or
Employer functions or responsibilities shall be exercised by the chief executive officer of the corporation, who may delegate all or any part of those functions.

         9.03-3   The power to amend or terminate the plan and
trust may be exercised only by the Board of Directors of the Company, except as provided in 9.03-4.

         9.03-4   The chief executive officer of the Company may
amend the plan to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the plan. The chief executive officer may delegate the amendment authority.

         9.03-5   Supplementary contributions may be declared by
the Board of Directors of the Company or by the chief executive officer of the Company.

         9.03-6   The Board of Directors of the Company or an
Employer shall have no administrative or investment authority or function. Membership on the Board shall not, by itself, cause a person to be considered a plan fiduciary.

    9.04 Claims Procedure

         9.04-1   Any person claiming a benefit or requesting
information, an interpretation or a ruling under the plan shall present the request in writing to the Committee or its delegate, who shall respond in writing as soon as practicable.

         9.04-2   If the claim or request is denied, the written
notice of denial shall state the following:

               (a)  The reasons for denial, with
         specific reference to the plan provisions on which the denial is based.

               (b)  A description of any additional
         material or information required for review of the claim and an explanation of why it is necessary.

               (c)  An explanation of the plan's claim
         review procedure.

         9.04-3   The initial notice of denial shall normally be
given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

         9.04-4   Any person whose claim or request is denied or
who has not received a response within the time provided in 9.04-3 may request review by notice in writing to the Committee or its delegate. A request for review is required to be submitted within 60 days after the date the notice of denial is given unless the Committee or its delegate waives such requirement. The original decision shall be reviewed by the Committee or its delegate who may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

         9.04-5   The decision on review shall normally be made
within 60 days. If an extension is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

    9.05 Expenses

         9.05-1   Members of the Committee shall not be
compensated for services. The Committee shall be reimbursed for all expenses.

         9.05-2   The Company may elect to pay any administrative
fees or expenses and may allocate the cost among the Employers. Otherwise the expenses and fees shall be paid from the plan assets. Expenses related to a particular account, subaccount or an investment fund may be charged directly to that account, subaccount or fund.

         9.05-3   Expenses related to a loan shall be charged as
provided in 5.06-1(e).

    9.06 Indemnity and Bonding

         9.06-1   The Company shall indemnify and defend any plan
fiduciary who is an officer, director or employee of Employer from any claim or liability that arises from any action or inaction in connection with the plan subject to the following rules:

               (a)  Coverage shall be limited to actions
         taken in good faith that the fiduciary
         reasonably believed were not opposed to the best interest of the plan.

               (b)  Negligence by the fiduciary shall be
         covered to the fullest extent permitted by law.

               (c)  Coverage shall be reduced to the
         extent of any insurance coverage.

         9.06-2   Plan fiduciaries shall be bonded to the extent
required by applicable law for the protection of plan assets.

                            ARTICLE X

         Investment of Trust Funds; Voting Company Stock

   10.01 Trust Fund

         A benefit under this plan shall be funded through a trust established by agreement between the Company and a Trustee.
The Trustee shall receive the contributions, hold and invest them, and pay benefits.

   10.02 Pooled Investment Funds

         10.02-1 Pooled assets shall be invested in one or more investment funds established by the Committee, including investment funds for employer securities. The Committee shall define objectives for the funds, may establish new funds, combine two or more funds or change the objectives of an existing fund.

         10.02-2 The Trustee and any investment manager shall be informed of any Committee action with respect to the investment funds. The Committee shall inform all participants about the funds and the objectives of each.

         10.02-3  Subject to 4.02-3, 4.04-3 and special
provisions affecting investment funds, if there are two or more investment funds offered, allocation of the account of each participant among the funds shall be controlled as follows:

               (a)  A participant shall allocate
         contributions among the funds in minimum increments established by the Committee and may elect to transfer assets between funds. An allocation once made shall apply to all future contributions unless changed by the participant. If no allocation has been made by the participant, the contributions shall be allocated to the most balanced fund.

               (b)  All allocations and elections to
         transfer shall be by notice to the Trustee.
         The Committee shall adopt rules for allocations and transfers, which may restrict amounts and timing, to the extent permitted by law.
         Transfers shall be made over a reasonable period to allow orderly liquidation and reinvestment of the funds.

               (c)  The Committee shall allocate amounts
         not covered by (a) among the funds and may create a different fund or funds for this purpose.

         10.02-4 The rights of a participant under 10.02-3 may be exercised by a beneficiary as follows:

               (a)  Subject to (c), the beneficiary must
         be currently entitled to receive benefits on account of the death of a participant.

               (b)  If more than one person or entity is
         entitled to share the benefit, the Committee may do any of the following:

                  (1)    Designate one person or
               entity to make decisions
               controlling the entire account.

                  (2)    Divide the account and
               allocate the decision-making power
               over separate portions to separate
               beneficiaries.

                  (3)    Require the beneficiaries
               to designate one of themselves or a
               third person to exercise the power
               for all of them in such manner and
               on such terms as the Committee may
               prescribe.

               (c)  An alternate payee under a qualified
         domestic relations order under 12.06 shall be considered a beneficiary for this purpose if one of the following applies:

                  (1)    The participant has died.

                  (2)    The alternate payee's
               interest is held in a separate
               account and the Committee elects to
               allocate to the alternate payee the
               power of decision over the account.

   10.03 Diversification of Company Stock

         10.03-1 All amounts from investment accounts that hold Company Stock shall be transferred to investment accounts that hold elective contributions in the first quarter of the year following the year in which the participant attains age 55 and 10 Years of Service for vesting, except that all service shall be counted, including service before a rehire after the fifth anniversary of a Severance Date.

         10.03-2 Investment accounts that hold elective contributions shall include investment options that comply with requirements under Internal Revenue Code section 401(a)(28).


                           ARTICLE XI

                 Amendment; Termination; Merger

   11.01 Amendment

         11.01-1 The Company may amend this plan at any time by written instrument except as follows:

               (a)  No amendment that affects the rights
         or responsibilities of the Trustee shall be effective unless signed by the Trustee.

               (b)  No amendment shall revest any of the
         plan assets in any Employer or otherwise modify the plan so that it would not be for the exclusive benefit of eligible employees except as required or permitted by applicable law and regulations.

               (c)  No amendment shall reduce any
         participant's accrued benefit, or the vested percentage of that accrued benefit, as of the date the amendment is adopted or is effective, whichever is later.

               (d)  No amendment shall increase the
         Years of Service required for vesting without providing that each participant with at least three Years of Service on the date the amendment is adopted shall have the prior vesting schedule continue to apply to future benefits under the plan.

         11.01-2 Amendments may be made effective retroactively to the extent permitted by applicable law and regulations.
   11.02 Termination

         11.02-1 The Company may terminate this plan or discontinue contributions at any time. In the event of any total or partial termination or discontinuance, the accounts of all affected participants shall be fully vested and nonforfeitable. The Company may request a ruling from the Internal Revenue Service on the effect of termination on the qualification of the plan.

         11.02-2 Upon termination or discontinuance, the Company may continue the trust to pay benefits as they mature or liquidate and distribute the relevant portion of the trust fund as follows:

               (a)  If the Employer does not maintain a
         successor defined contribution plan, the assets may be distributed to employees or transferred to a qualified plan that is not a successor plan.

               (b)  If the Employer maintains a
         successor defined contribution plan, the assets may be transferred to the successor plan. The assets may not be distributed to employees before termination of employment except as allowed under 5.05 for in-service withdrawals.

               (c)  The net assets transferred or
         distributed shall be allocated by the Committee among participants and beneficiaries in proportion to their interests. Any accumulated forfeitures shall be covered by 12.08-2.

   11.03 Treatment of Employers

         11.03-1 All employees of all Employers, including the Company, shall be treated as though employed by one Employer for purposes of determining total or partial termination. For this purpose the plan shall be treated as one plan and not as a collection of separate plans of the Employers. If some or all of the employees of an Employer terminate employment, this shall be viewed in the context of the whole plan to determine whether there has been a partial termination and whether accelerated vesting is required.

         11.03-2 An Employer may be excluded from the plan with respect to its employees at any time by the Company. Such exclusion shall not automatically constitute a termination or partial termination of the plan. Employees of the excluded affiliate shall be treated as having terminated employment if the affiliate ceases to maintain its affiliated status. Unless the Committee determines or the Internal Revenue Service rules that the exclusion constitutes a partial termination of the plan, the rights of the employees of the excluded affiliate shall not become fully vested or nonforfeitable as a result of the exclusion. If the excluded affiliate retains its affiliated status with the Company, its employees shall continue to accrue Service for purposes of vesting, but shall not be eligible to participate in contributions with respect to pay after the effective date of the exclusion.

   11.04 Merger

         If this plan is merged or consolidated with or the assets or liabilities are transferred to any other plan or trust, the benefit that each participant would receive if the plan terminated just afterwards shall be at least as much as if it terminated just before.

                           ARTICLE XII

                    Miscellaneous Provisions

   12.01 Information Furnished

         12.01-1 The Committee may accept as correct and rely on any information furnished by Employer. The Committee may not demand an audit, investigation or disclosure of the records of Employer.

         12.01-2 The Committee may require satisfactory proof of age, marital status or other data from a participant, spouse or beneficiary. The Committee may adjust any benefit if an error in relevant data is discovered.

   12.02 Applicable Law

         This plan shall be construed according to the laws of Oregon except as preempted by federal law.

   12.03 Plan Binding on All Parties

         This plan shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties.

   12.04 Not Contract of Employment

         The plan shall not be a contract of employment between an Employer and any employee, and no employee may object to amendment or termination of the plan. The plan shall not prevent any Employer from discharging any employee at any time, with or without cause.

   12.05 Notices

         Except as otherwise required or permitted under this plan or applicable law, any notice or direction under this plan shall be in writing and shall be effective when actually delivered or when deposited postpaid as first-class mail. Mail shall be directed to the address stated in this plan or in a statement of adoption or to such other address as a party may specify by notice to the other parties. Notice to the Committee shall be sent to the Company's address.

   12.06 Benefits Not Assignable; Qualified
         Domestic Relations Orders

         12.06-1 This plan is for the personal protection of the participants. No interest of any participant or beneficiary may be assigned, alienated, seized by legal process, transferred or subjected to the claims of creditors in any way, except as provided in 12.06-2.

         12.06-2 Benefits may be paid in accordance with a qualified domestic relations order ("QDRO") under section 414(p) of the Internal Revenue Code pursuant to procedures established by the Committee. A benefit shall be paid to an alternate payee at the earliest time permitted by the QDRO whether or not the participant has terminated employment. If the amount awarded to an alternate payee is not more than $5,000 at the time the amount is determined, the amount shall be distributed to the alternate payee in a lump sum as soon as practicable, whether or not the alternate payee consents.

   12.07 Nondiscrimination

         The Company, each Employer and the Committee shall to the fullest extent possible treat all persons who may be similarly situated alike under this plan.

   12.08 Nonreversion of Assets

         12.08-1 Subject to 1.02-2 and the following paragraphs, no part of the contributions or the principal or income of this plan shall be paid or revert to an Employer or be used other than for the exclusive benefit of the participants and their beneficiaries.

         12.08-2 A contribution may be returned to an Employer to the extent that either of the following applies:

               (a)  The contribution was made by mistake
         of fact.

               (b)  A deduction for the contribution
         under 4.08-1 is disallowed.

         12.08-3 Return of contributions under 12.08-2 shall be subject to the following:

               (a)  Any return must occur within one
         year of the mistaken payment or disallowance of the deduction.

               (b)  The returnable amount shall be
         reduced by a pro rata share of any investment losses attributable to the contribution and by any amounts that cannot be charged under (c) below.

               (c)  The amounts returned shall be
         charged to participants' accounts in the same proportion as the accounts were credited with the contribution. No participant's account shall be charged more than it was previously credited.

         12.08-4 Any amount held for the credit of Employer in a suspense account under 4.10-3 that cannot be allocated to participants because the plan has terminated shall be returned to Employer.

         12.08-5 If a mistaken contribution cannot be returned because of the one-year limit in 12.08-3(a), the amount shall be placed in a suspense account in the plan to the credit of Employer and applied as soon as practicable to pay plan expenses or future contributions.

                          ARTICLE XIII

                  Special Top-Heavy Plan Rules

   13.01 Application of Rules

         If the plan becomes top-heavy, the rules in this Article shall apply and shall control over any other provisions with which they conflict. If the plan becomes top-heavy and then ceases to be top-heavy, the top-heavy plan restrictions shall apply only to the years for which the plan is top-heavy, and 11.01-1(d) shall apply to any resulting changes in the applicable vesting schedule.

   13.02 Determination of Top-Heavy Status

         13.02-1 The plan shall be top-heavy for a plan year if, as of the determination date, the plan's top-heavy percentage for the year exceeds 60 percent. The top-heavy percentage is the present value of accrued benefits of all key employees as a percentage of the present value of accrued benefits of all key and non-key employees. For this purpose, "employees" means all current and former employees other than the following:
               (a)  Non-key employees who were formerly
         key employees.

               (b)  Former employees who have performed
         no services for Employer during the five-year period ending on the determination date.

         13.02-2 The determination date for each plan year other than the first plan year shall be the last day of the preceding plan year. For the first plan year, the determination date shall be the last day of the plan year.

         13.02-3 "Key employee" and "non-key employee" are defined in section 416(i) of the Internal Revenue Code.

         13.02-4 The following plans of Employers and affiliates shall be considered as one plan for determining top-heaviness:

               (a)  Any plan in which a key employee
         participates.

               (b)  Any plan that must be considered in
         order for a plan in (a) to meet the minimum coverage requirements for qualification under
         Internal Revenue Code sections 401(a)(4) and
         410.

         13.02-5 For purposes of 13.02-1, the present value of a participant's accrued benefit shall be the sum of the account balances as of the determination date, subject to the following:

               (a)  Any later Employer contributions
         allocated as of that date shall be excluded.

               (b)  Rollovers and transfers shall be
         included or excluded as provided in 13.02-6 and 13.02-7.

               (c)  Nondeductible employee contributions
         shall be included.

         13.02-6 Except as provided below, distributions and transfers made within the plan year ending on the determination date or the four preceding plan years shall be added back to the present value of accrued benefits as of the determination date unless already counted. A transfer out of this plan, or a distribution that is rolled over, shall not be added back if either of the following applies:

               (a)  It goes to a plan maintained by
         Employer or an affiliate.

               (b)  It is not initiated by the employee.
         13.02-7 A rollover or transfer shall be included only if one of the following applies:

               (a)  It comes from a plan maintained by
         Employer or a statutory affiliate under 2.01-2.

               (b)  It is not initiated by the employee.

   13.03 Top-Heavy Plan Restrictions

         13.03-1 The following provisions shall apply effective the first plan year for which the plan is top-heavy.

         13.03-2 Each participant who is a non-key employee employed at the end of the year shall receive a minimum Employer contribution regardless of the participant's Hours of Service for the year, or whether or not the participant has elective contributions during the year. The minimum contribution (excluding elective contributions) for a non-key employee shall be the lesser of the following:

               (a)  The largest combined elective and
         other Employer contribution, expressed as a percentage of compensation as defined in 4.01-1(b), for any key employee for the year.

               (b)  3 percent of such compensation.


         Company                CF AIRFREIGHT CORPORATION


                                By

                                Executed:                 , 2000





                                                                Exhibit 5.1

July 28, 2000



Consolidated Freightways Corporation
175 Linfield Drive
Menlo Park, California  94025


Ladies and Gentlemen:

I am General Counsel of Consolidated Freightways Corporation (the "Company") and am rendering this opinion with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 100,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), pursuant to the CF AirFreight Savings Plan, as amended (the "Plan").

In connection with this opinion, I have examined the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such other documents, records, certificates, memoranda and other instruments as I deem necessary as a basis for this opinion. I have assumed the genuineness and authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,




By:
     /s/ Stephen D. Richards
     Stephen D. Richards
     Senior Vice President and General Counsel,
     Consolidated Freightways Corporation




                                                               Exhibit 23.1


                 Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 2000 included and incorporate by reference in Consolidated Freightways Corporation's Form 10-K for the year ended December 31, 1999 (File No. 001-12149) and to all references to our Firm included in this registration statement.


/s/Arthur Andersen LLP
Arthur Andersen LLP
Portland, Oregon
July 24, 2000

                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 25, 2000


                                        /s/ Patrick H. Blake
                                            Patrick H. Blake
                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 21, 2000


                                        /s/ Robert E. Wrightson
                                            Robert E. Wrightson

                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 25, 2000


                                        /s/ William D. Walsh
                                            William D. Walsh
                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 20, 2000


                                        /s/ G. Robert Evans
                                            G. Robert Evans
                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 21, 2000


                                        /s/ Paul B. Guenther
                                            Paul B. Guenther
                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 21, 2000


                                        /s/ Robert W. Hatch
                                            Robert W. Hatch
                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 25, 2000


                                        /s/ John M. Lillie
                                            John M. Lillie
                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 20, 2000


                                        /s/ James B. Malloy
                                            James B. Malloy
                                                               Exhibit 24.1


                             Power of Attorney

                (CF AirFreight Savings Plan 401(k) Shares)

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer and/or director of Consolidated Freightways Corporation (the "Company"), does hereby constitute and appoint Stephen D. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and to execute in his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of shares of the Company's Common Stock issuable pursuant to the CF AirFreight Savings Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

DATED:  July 20, 2000


                                        /s/ Raymond F. O'Brien
                                            Raymond F. O'Brien